UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On March 11, 2005, Ener1, Inc. (“Ener1” or the “Company”) entered into a securities purchase agreement under which Ener1 agreed to issue $14.225 million in aggregate principal amount of 7.5% Senior Secured Convertible Debentures (the “Debentures”) and Warrants to purchase 7,112,500 shares of common stock of Ener1 in a private placement to accredited investors under Regulation D of the Securities Act of 1933, as amended. The securities were issued on March 14, 2005. The Company and the investors also entered into a Registration Rights Agreement and a Security Agreement, each dated March 14, 2005. The investors that are parties to the Securities Purchase Agreement and the Registration Rights Agreement are Satellite Strategic Finance Associates, LLC, Satellite Strategic Finance Partners, Ltd., Omicron Master Trust, Castle Creek Technologies Partners LLC, SG Private Banking, Basso Multi-Strategy Holding Fund Ltd., Basso Private Opportunity Holding Fund Ltd. and Iroquois Capital LP. Copies of the forms of debenture, warrant, Securities Purchase Agreement, Registration Rights Agreement, Intercreditor Agreement and Security Agreement are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

        The Debentures mature on March 14, 2009. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning March 31, 2005.

        The interest rate will increase to 15% per year if Ener1 fails to meet the following milestones as of the first anniversary of the date of issuance of the Debentures: (1) a Registration Statement covering the resale of the shares issuable upon conversion of the Debentures and exercise of the Warrants shall have been declared effective and shall be available for resale by the holders of the Debentures and Warrants; (2) Ener1‘s common stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the common stock on such market or exchange shall not have been suspended; (3) an event of default (as defined in the Debentures), or an event that with the passage of time or giving of notice, or both, would constitute an event of default, shall not have occurred and be continuing; (4) the closing bid price of Ener1‘s common stock shall be above $1.50 and (5) the trading volume of shares of Ener1‘s common stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, as the case may be, shall have exceeded $500,000 per day for each of the thirty (30) trading days immediately preceding the day as of which Ener1 declares the conditions in (1) through (4) above to have been satisfied (the “Milestones”). If the interest rate increases and the Milestones are subsequently met for 45 consecutive days, the interest rate will be decreased to 7.5% per year.

        The Debentures are convertible by the holder at any time prior to maturity into shares of common stock of the Company, initially at $1.00 per share, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the conversion price.

        Ener1 may require that a specified amount of the principal of the Debentures be converted if the Milestones are satisfied for a period of 22 consecutive trading days. The maximum aggregate principal amount of the Debentures that Ener1 may require to be converted at any one time is equal to the aggregate dollar volume of Ener1 common stock traded on the principal market for such stock during the last 7 trading days of the 22 trading day period described above.

        At any time on or after March 14, 2008, Ener1 may prepay some or all of the principal of the Debentures at a price of one hundred and three percent (103%) of the amount of unpaid principal, plus accrued interest.

        Upon certain change in control events, or upon an event of default (as defined in the Debentures) a holder may require Ener1 to repurchase such holder’s Debentures in cash at the price specified in the Debentures.

        The Debentures are senior to Ener1‘s existing and future indebtedness and pari passu with Ener1‘s Senior Secured Debentures due 2009 issued in January 2004 (the “Existing Debentures”). In accordance with the Securities Purchase Agreement dated January 16, 2004 governing the Existing Debentures, the holders of two-thirds of the Ener1 common stock issuable under the Existing Debentures consented to the issuance of the Debentures by the Company. Some of the purchasers of the Debentures, including Satellite A Strategic Finance Associates LLC, Satellite Strategic Finance Partners Ltd., Vertical Ventures and Omicron Master Trust, or their affiliates, are also holders of Existing Debentures.

        The Security Agreement provides that Ener1 will grant a security interest in favor of the investors in certain collateral if (1) after the first anniversary of the issuance of the Debentures, the Ener1 common stock is not listed on the Nasdaq National or SmallCap Market or the New York Stock Exchange or trading in Ener1 stock on such market or exchange is suspended; or (2) a default under the Security Agreement occurs, Ener1 would grant the holders of the Debentures a security interest.

        In connection with the issuance of the Debentures, Ener1 issued warrants to the investors to purchase an aggregate of up to 4,267,500 shares at $1.15 per share and an aggregate of up to 2,845,000 shares at $1.25 per share. The initial exercise prices are subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the exercise price. Ener1 also agreed to issue Warrants to purchase up to 426,750 shares to SG Cowen & Co., LLC, which acted as placement agent for the private placement.

        The Warrants are exercisable (in whole or in part) at any time on or before March 14, 2010.

        The Securities Purchase Agreement requires the consent of holders of the Debentures for certain Ener1 actions, including incurring additional debt, incurring certain liens and making certain restricted payments.

        If Ener1 or any of its subsidiaries issue capital stock prior to March 15, 2006, the purchasers of the Debentures have the right, with certain exceptions, to purchase up to twenty percent of the capital stock issued by Ener1 or its subsidiary.

        Under the Registration Rights Agreement, the Company has agreed to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the shares of Ener1 common stock issuable upon conversion of the Debentures and exercise of the Warrants within 30 days of March 14. 2005 and (2) use its reasonable best efforts to cause the registration statement to become effective within 90 days of March 14, 2005. Ener1 will be required to make certain payments to the holders of the Debentures and the Warrants if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

        The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

Item 2.03 Creation of a Direct Financial Obligation.

        The response to Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

        The response to Item 1.01 above is incorporated herein by reference.

Item 9.01 Exhibits.

4.1	Form of 7.5% Senior Secured Convertible Debenture

4.2	Form of Warrant to Purchase Common Stock

4.3	Registration Rights Agreement, dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.1	Form of Securities Purchase Agreement, dated as of March 11, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.2	Form of Security Agreement dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.3	Form of Intercreditor Agreement dated as of March 11, 2004, among Ener1, Inc., the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures and the purchasers of Ener1, Inc.'s 5% Senior Secured Convertible Debentures

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2005	Ener1, Inc. (Registrant) By: /s/ Kevin Fitzgerald —————————————— Kevin Fitzgerald Chief Executive Officer

Exhibit Index

4.1	Form of 7.5% Senior Secured Convertible Debenture

4.2	Form of Warrant to Purchase Common Stock

4.3	Registration Rights Agreement, dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.1	Form of Securities Purchase Agreement, dated as of March 11, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.2	Form of Security Agreement dated as of March 14, 2005 by and among Ener1, Inc. and the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures

10.3	Form of Intercreditor Agreement dated as of March 11, 2004, among Ener1, Inc., the purchasers of Ener1's 7.5% Senior Secured Convertible Debentures and the purchasers of Ener1, Inc.'s 5% Senior Secured Convertible Debentures